UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Current Report Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): May 22, 2012

THERAVANCE, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-30319	94-3265960
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

901 Gateway Boulevard
South San Francisco, California 94080

(650) 808-6000

(Addresses, including zip code, and telephone numbers, including area code, of principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

On May 22, 2012, Theravance, Inc. (the “Company”) signed a Technology Transfer and Supply Agreement (the “Agreement”) with Hospira Worldwide, Inc. (“Hospira”).  The Agreement provides for the Company to transfer certain manufacturing technology to Hospira related to its VIBATIV® (telavancin for injection) drug product (“VIBATIV®”), and make technology transfer payments to Hospira as Hospira undertakes and completes technology transfer and validation activities.  Once regulatory approval for Hospira to manufacture VIBATIV® has been obtained, Hospira will manufacture and sell VIBATIV® to the Company pursuant to the Agreement.  The Agreement has a five-year term, subject to earlier termination following bankruptcy, uncured breaches or inability to perform.  Theravance has agreed, subject to certain conditions and exceptions, to purchase from Hospira more than a majority of its VIBATIV® 750 mg dosage form requirements during the term.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THERAVANCE, INC.

Dated: May 24, 2012	By:	/s/ Bradford J. Shafer
Bradford J. Shafer
Senior Vice President and General Counsel

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